UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 15, 2012


                             AMERICAS DIAMOND CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54666                   27-1614533
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

    78 York Street, London, England                                W1H 1DP
(Address of principal executive offices)                          (Zip Code)

                                +44 207 681 1620
              (Registrant's telephone number, including area code)

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 8.01 OTHER EVENTS

Effective October 15, 2012, in accordance with approval from the Financial Industry Regulatory Authority ("FINRA"), we changed our name from Impact Explorations Inc. to Americas Gold Corp. and effected a forward split of our authorized, issued and outstanding shares of common stock on a five (5) new for one (1) old basis, such that, our authorized capital increased from 75,000,000 to 375,000,000 shares of common stock and our issued and outstanding shares of common stock increased from 6,000,000 to 30,000,000, all with a par value of $0.001.

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on October 15, 2012 under the symbol "IXPLD". The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol "IXPL". A new symbol will be issued by FINRA 10 business days after the conversion to the original symbol. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K. Our new CUSIP number is 03063Y103.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAS DIAMOND CORP.


/s/ Daniel Martinez
----------------------------------
Daniel Martinez
President and Director

Date: October 30, 2012

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